Exhibit 99.1
Alliance Laundry Reports Third Quarter 2026 Results
Third Quarter 2026 Highlights:
All results are for the third quarter of fiscal 2026, and comparisons are year-over-year unless otherwise noted
•Net revenues of $461 million
•Net income of $65 million, with Adjusted Net income of $76 million and Net income margin of 14.1%
•Adjusted EBITDA of $127 million; Adjusted EBITDA margin of 27.5%
•Repaid $45 million in debt and repurchased $75 million of common stock; Net Leverage reduced to 2.25x
•Full year guidance: Net revenues growth of 6% to 7% maintained; Adjusted EBITDA growth now ~10%, the high end of our previous range1
___________________________________________________________________
RIPON, Wis., November 10, 2026 – Alliance Laundry Holdings Inc. (NYSE: ALH) (“Alliance” or the
“Company”), the global leader in commercial laundry equipment, today announced results for its third quarter ended September 30, 2026 and updated full-year guidance.
“Our third quarter results reflect our deep commitment to customers and the strength, resilience and non-discretionary nature of our business model,” said Michael Schoeb, CEO of Alliance. “We continue to invest in our business by expanding our connected equipment platform, deepening our distributor partnerships, and supporting the businesses, operators and people who count on our products every day. In the quarter, North America delivered strong growth, and our International segment expanded profitability with mixed top-line performance across regions. Demand for our laundry solutions remains durable, and diversity by product, end market, and geography helps to drive long term consistent results. Our focus on operational excellence and disciplined capital allocation positions us well to compound value for shareholders over the long term. Additionally, we are raising our full-year Adjusted EBITDA guidance to the high end of our previous range and pleased to be approaching our year-end Net Leverage target even when factoring in the share repurchase completed in the third quarter.”
1 Refer to the "Non-GAAP Financial Measures" section for additional information regarding forward-looking non-GAAP financial measures. A reconciliation of non-GAAP measures is contained in the appendix to this press release.
THIRD QUARTER 2026 CONSOLIDATED RESULTS
Net revenues increased 5% to $461 million compared to $438 million in the prior year quarter.
Volume and mix benefits accounted for half of this increase in the quarter with pricing contributing to the balance. Growth in North America was slightly offset by lower International segment revenue. The majority of international markets performed as expected, with particular strength in the Latin America region. Foreign currency fluctuation had an approximate one percent negative impact on International revenue compared to the prior year.
Gross profit increased 12% to $182 million, representing a gross margin of 39.4%, which is an approximate 240 basis points increase from the prior year quarter. Volume and mix provided a meaningful benefit, helping to offset ongoing inflationary pressures, alongside pricing actions already in place. A discrete benefit from tariff refunds in the quarter also helped absorb higher current year inflationary cost increases. Our local-for-local manufacturing footprint continues to provide a meaningful structural cost advantage, particularly given the tariff environment.
Net income was $65 million compared to $33 million in the prior year quarter, with Net income margin of 14.1%. Adjusted Net income increased approximately 57% to $76 million versus $48 million in the prior year quarter, reflecting the growth in operating earnings and approximately $20 million in lower interest expense.
Adjusted EBITDA increased 14% to $127 million, with Adjusted EBITDA Margin of 27.5%, an increase of approximately 220 basis points versus the prior year quarter. Volume leverage, operational excellence, and supply chain efficiency drove the margin expansion, as well as the discrete benefit from tariff refunds in the quarter.
CASH FLOW AND BALANCE SHEET
Operating cash flow for the quarter was $84 million, up from $66 million in the prior year quarter, reflecting strong operating cash conversion and continued working capital efficiency, consistent with the Company’s historical performance. During the quarter, the Company paid down $45 million of debt, bringing total year-to-date debt reduction to $160 million, and repurchased $75 million of common stock. As of September 30, 2026, total debt was $1.21 billion and net debt was $1.07 billion.
Net Leverage decreased to 2.25x, down from approximately 2.4x at June 30, 2026, and approximately
2.8x as of the prior year end.
THIRD QUARTER 2026 RESULTS BY REPORTABLE SEGMENT
North America revenues increased 8% to $356 million, with Adjusted EBITDA of $115 million and
Adjusted EBITDA margin increasing over 300 basis points versus the prior year. North America revenue growth was led by Commercial In-Home and On-Premise Laundry, both driven by higher volume. Commercial In-Home results were driven by consumers choosing the reliability, longevity, and durability that our commercial heritage delivers. On-Premise Laundry had a strong quarter, reflecting the nature of its steady, replacement-driven demand. In Vended, which includes laundromat and multi-housing customers, results reflected the timing of new store projects, including longer permitting and construction lead times, while customers continued the trend of retooling with larger-
capacity machines. Significant cost pressures persisted during the quarter, led by steel and freight, but a tariff refund and pricing actions taken late last year helped to offset that inflation, and our U.S.
manufacturing footprint and supply chain remain a structural advantage.
International revenues decreased 1% to $105 million, mainly due to foreign currency, and Adjusted
EBITDA increased to $27 million with Adjusted EBITDA margin of 25.3%. International grew profitability despite varied top-line performance across regions. Europe was steady, with continued
support from the ongoing replacement and upgrade cycle, plus vended growth across its end markets.
Latin America showed solid growth while Asia Pacific results reflect timing of projects following strength in prior quarters, with year-to-date revenue up versus the prior year. Middle East & Africa stabilized in the quarter, supported by the hospitality market and growth in areas not directly affected by the conflict in the Middle East. Adjusted EBITDA and margin expansion reflected favorable product and end market mix and positive price versus cost, net of inflation and tariffs. Our local-for-
local manufacturing model also helped mitigate the impact of currency on profitability. While regional and product mix will continue to make international results variable from quarter to quarter, underlying financial trends have been positive beyond a single quarter even as we continue to invest in people and products in emerging markets to support future growth.
UPDATED 2026 FULL YEAR GUIDANCE
The Company’s outlook includes Adjusted EBITDA and Net Leverage, which are non-GAAP measures. The Company does not provide certain estimated future results for Adjusted EBITDA and
Net Leverage on a GAAP basis because the Company is unable to predict, with reasonable certainty, certain items that are excluded from Adjusted EBITDA, including but not limited to stock-based compensation, strategic transaction costs, refinancing and debt-related costs, foreign exchange gain/
loss on intercompany loans, plus interest, taxes, and depreciation and amortization. These items are uncertain and will depend on several factors, including industry conditions, and could be material to the Company’s results computed in accordance with GAAP. The Company has not provided reconciliations between the Company’s 2026 guidance and the most directly comparable GAAP measures because it would be too difficult to prepare a reliable U.S. GAAP quantitative reconciliation without unreasonable effort.
Based on the strength of our year-to-date performance and our visibility into the balance of the year, the Company is raising Adjusted EBITDA guidance for 2026 to the high end of the previous range and firming up its Net Leverage guidance. Revenue guidance remains unchanged.
Revenue growth guidance versus prior year remains at +6% to 7%. Adjusted EBITDA growth has been increased to ~10%, the high end of the prior range of +8% to 10%, as the Company realizes the benefit of volume and mix contributions as well as pricing impact alongside the realization of continued cost-down initiatives and tariff refunds that have helped address the rising input cost environment. The Company anticipates Net Leverage of approximately 2.1x by the end of 2026, absent any other capital allocation opportunities, and includes the $75 million share repurchase completed during the third quarter. Interest is now expected to total approximately $75 million for
2026 and share count is now expected to be approximately 203 million for fiscal year 2026. Our
Capital Expenditures and Effective Tax Rate assumptions remain unchanged.

	Updated 2026 Guidance	(Previous)

Revenue Growth	+6% to 7%
Adjusted EBITDA Growth	+ ~10%	(+8% to 10%)
Net Leverage	2.1x	(2.0x by year end)*
Capital Expenditures (% of Revenue)	~3%
Effective Tax Rate	~23.0%
Interest Expense	~$75 million	(~$80 million)
Diluted Share Count	~203 million	(~205 million)
*Issued prior to the $75 million share repurchase completed in the third quarter

CONFERENCE CALL INFORMATION
Alliance will host a conference call to discuss these results at 8:00 a.m. Eastern Time today,
November 10, 2026.
A live audio webcast will be available on Alliance’s Investor Relations website at https://
ir.alliancelaundry.com/news-events/ir-calendar. A replay of the webcast will be available after the call.
ABOUT ALLIANCE LAUNDRY
Alliance Laundry makes the world cleaner as a provider of the highest quality commercial laundry systems. Our laundry solutions are available under five respected brands, sold and supported by a global network of select distributors. We serve approximately 150 countries with a team of more than
4,000 employees. Our brands include Speed Queen®, UniMac®, Huebsch®, Primus® and IPSO®.
Together, they present a full line of commercial washing machines, dryers, and ironers (with load capacities from 20–400 lb. or 9–180 kg.) and support service. You can also enjoy the superior wash and fabric care of commercial-grade laundry equipment in your home through our legendary Speed
Queen® washers and dryers.
For more information, visit www.alliancelaundry.com.
NON-GAAP FINANCIAL MEASURES
We regularly review non-GAAP measures to evaluate our business, measure our performance and manage our operations, including identifying trends affecting our business, formulating business plans and making strategic decisions. We believe that non-GAAP measures provide an additional way of viewing aspects of our operations that, when viewed together with our GAAP results, provide a more complete understanding of our results of operations and the factors and trends affecting our business.
These non-GAAP financial measures are also used by our management to evaluate financial results and to plan and forecast future periods. Non-GAAP financial measures should be considered a supplement to, and not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may differ from the non-GAAP measures used by other companies, including our competitors.
“Adjusted EBITDA” represents Net income before provision for income taxes, interest expense, depreciation and amortization and is further adjusted to exclude certain expenses not representative of our ongoing operations and other charges not involving cash outlays and “Adjusted EBITDA Margin”
represents Adjusted EBITDA divided by Net revenues.
“Adjusted Net income” represents Net income adjusted to exclude certain expenses not representative of our ongoing operations and other charges. These adjustments include, but are not limited to, refinancing and debt related costs, stock-based compensation, strategic transaction costs, intangible amortization, foreign exchange on intercompany loans and other non-recurring items.
“Net Debt” represents our total debt less Cash and cash equivalents.
“Net Debt to Adjusted EBITDA” or “Net Leverage” represents total debt less Cash and cash equivalents divided by Adjusted EBITDA for the relevant period.
SEGMENT INFORMATION
Our business is organized into two reportable segments, North America and International. The
Company uses Segment net revenues, Segment Adjusted EBITDA and Segment Adjusted EBITDA
Margin as its measures of performance. The Company allocates certain costs including manufacturing variances, customer support expenses and selling and general expenses which are incurred in our global operations to the reportable segments in determining Segment Adjusted EBITDA.
We define “Segment Adjusted EBITDA” as, on a segment basis, net income excluding interest income/expense, income taxes, depreciation and amortization. Segment Adjusted EBITDA is also adjusted for the discrete items that management excluded in analyzing the segments’ operating performance, such as refinancing and debt related costs, stock-based compensation, strategic transaction costs, foreign exchange on intercompany loans and other non-recurring items which management believes are not indicative of the Company’s ongoing operating performance. Segment
Adjusted EBITDA is a measure of operating performance of our reportable segments and may not be comparable to similar measures reported by other companies.
FORWARD-LOOKING STATEMENTS
This press release includes “forward-looking statements” within the meaning of the “safe harbor”
provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,”
or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements represent our management’s beliefs and assumptions only as of the date of this press release. You should read this press release with the understanding that our actual future results may be materially different from what we expect. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, which include but are not limited to: expectations relating to revenues and other financial or business metrics; statements regarding the Company’s plans, guidance, growth, execution, costs and cost savings and any other statements of expectation or belief. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this press release. Such risk factors include, but are not limited to, those related to: the high degree of competition in the markets in which we operate; our reliance on the performance of distributors, route operators, suppliers, retailers and servicers; our ability to achieve and maintain a high level of product and service quality; fluctuations in the cost and availability of raw materials; our exposure to international markets, particularly emerging markets; our exposure to costs and difficulties of acquiring and integrating complementary businesses and technologies; and our exposure to worldwide economic conditions and potential global economic downturns.
Additional information concerning these and other risks and uncertainties are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended
December 31, 2025. Additional information will be made available in our quarterly reports on Form
10-Q, and other filings and reports that we may file from time to time with the SEC. Except as required by law, we assume no obligation, and do not intend to, update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
ALLIANCE LAUNDRY SYSTEMS CONTACTS:
Investor Contact:
Tom Gelston
Vice President, Investor Relations & Corporate Development
thomas.gelston@alliancels.com
Media Contact:
Randy Radtke
Senior Manager of Content and Creative Services
randy.radtke@alliancels.com
ALLIANCE LAUNDRY HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenues:
Equipment, service parts and other	$447,882	$424,993	$1,326,794	$1,237,465
Equipment financing	13,038	12,613	37,768	36,898
Net revenues	460,920	437,606	1,364,562	1,274,363
Costs and expenses:
Cost of sales	269,295	265,844	806,147	764,100
Cost of sales - related parties	2,050	1,950	5,855	5,032
Equipment financing expenses	7,998	7,859	23,898	24,068
Gross profit	181,577	161,953	528,662	481,163

Selling, general, and administrative expenses	81,748	76,386	239,215	227,113
Selling, general, and administrative expenses - related parties	54	75	218	225
Total operating expenses	81,802	76,461	239,433	227,338
Operating income	99,775	85,492	289,229	253,825

Interest expense, net	16,565	36,952	52,262	121,240
Other (income)/expenses, net	(2,705)	5,606	(9,168)	26,514
Income before taxes	85,915	42,934	246,135	106,071
Provision for income taxes	20,781	10,038	55,416	24,912
Net income	$65,134	$32,896	$190,719	$81,159

Comprehensive income:
Net income	$65,134	$32,896	$190,719	$81,159
Foreign currency translation adjustment	(5,116)	5,969	(18,880)	59,155
Comprehensive income	$60,018	$38,865	$171,839	$140,314

Net income
Basic	$0.33	$0.19	$0.96	$0.47
Diluted	$0.32	$0.19	$0.94	$0.46

Weighted average number of common shares outstanding
Basic	197,236	171,423	197,890	171,554
Diluted	201,947	174,950	202,925	175,458
ALLIANCE LAUNDRY HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$133,650	$123,102
Restricted cash	1,682	3,602
Restricted cash - for securitization investors	27,882	22,999
Accounts receivable, net	112,099	113,651
Inventories, net	144,005	146,039
Inventories, net - related parties	987	821
Accounts receivable, net - restricted for securitization investors	170,088	141,973
Equipment financing receivables, net	1,660	2,822
Equipment financing receivables, net - restricted for securitization investors	100,540	92,011
Prepaid expenses and other current assets	35,415	28,862
Total current assets	728,008	675,882

Equipment financing receivables, net	2,466	4,913
Property, plant, and equipment, net	256,446	265,250
Operating lease right-of-use assets	21,377	20,741
Equipment financing receivables, net - restricted for securitization investors	511,763	470,408
Deferred income tax asset, net	3,218	3,169
Debt issuance costs, net	3,450	3,461
Goodwill	681,652	684,230
Intangible assets, net	717,991	754,737
Other long-term assets	4,490	3,097
Total assets	$2,930,861	$2,885,888

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$86	$113
Accounts payable	170,495	128,662
Accounts payable - related parties	1,891	1,852
Asset backed borrowings - owed to securitization investors	204,206	194,180
Current operating lease liabilities	6,307	5,927
Other current liabilities	158,110	153,592
Total current liabilities	541,095	484,326

Long-term debt, net	1,196,820	1,354,636
Asset backed borrowings - owed to securitization investors	461,508	424,406
Deferred income tax liability	171,325	169,355
Long-term operating lease liabilities	16,221	15,745
Other long-term liabilities	53,111	45,302
Total liabilities	2,440,080	2,493,770

Stockholders' equity:
Redeemable preferred stock, $0.01 par value, 100,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 196,263,056 and 197,532,147 issued, respectively, and 196,263,056 and 197,532,147 outstanding, respectively	1,962	1,975
Additional paid-in capital	436,206	509,369
Retained earnings/(accumulated deficit)	14,315	(176,404)
Accumulated other comprehensive income	38,298	57,178
Total stockholders' equity	490,781	392,118
Total liabilities and stockholders’ equity	$2,930,861	$2,885,888
ALLIANCE LAUNDRY HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$190,719	$81,159
Adjustments to reconcile Net income to net cash provided by operating activities:
Depreciation and amortization	66,928	69,344
Amortization and extinguishment of debt issuance costs	1,667	2,498
Amortization of original issue discount	1,528	2,858
Non-cash interest (income) expense	(10,603)	9,761
Non-cash loss on commodity contracts, net	398	(9)
Non-cash foreign exchange (gain)/loss, net	(9,173)	23,035
Non-cash stock-based compensation	7,580	2,562
(Gain)/loss on sale of property, plant, and equipment	(242)	656
Provision for credit losses	3,234	2,917
Deferred income taxes	2,720	(4,144)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts and equipment financing receivables, net	(1,673)	(3,807)
Accounts receivable - restricted for securitization investors	(28,295)	(34,391)
Inventories, net	3,693	(15,069)
Inventories, net - related party	(166)	166
Equipment financing receivables, net - restricted for securitization investors	(57,863)	(21,783)
Other assets	9,281	(3,153)
Accounts payable	39,552	9,677
Accounts payable - related parties	39	370
Other liabilities	10,878	(5,857)
Net cash provided by operating activities	230,202	116,790

Cash flows from investing activities:
Capital expenditures	(23,780)	(29,789)
Acquisition of businesses, net of cash acquired	(3,758)	(13,614)
Proceeds on disposition of assets	548	343
Originations of equipment financing receivables, net - restricted for securitization investors	(53,501)	(66,924)
Collections of equipment financing receivables, net - restricted for securitization investors	58,545	55,674
Net cash used in investing activities	(21,946)	(54,310)

Cash flows from financing activities:
Payments on long-term borrowings	(160,000)	(135,000)
Cash paid for debt establishment and amendment fees	(924)	(1,877)
Increase in asset backed borrowings owed to securitization investors	175,464	164,311
Decrease in asset backed borrowings owed to securitization investors	(128,338)	(117,086)
Repurchase of common stock	(75,000)	(6,205)
Taxes paid related to net share settlement of stock options	(8,795)	(1,937)
Net proceeds from stock options exercised	3,162	5,672
Proceeds from common stock issuance under employee purchase plan	209	500
Net cash used in financing activities	(194,222)	(91,622)

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(523)	921

Increase/(Decrease) in cash, cash equivalents, and restricted cash	13,511	(28,221)
Cash, cash equivalents, and restricted cash at beginning of period	149,703	188,042
Cash, cash equivalents, and restricted cash at end of period	$163,214	$159,821

Reconciliation of cash, cash equivalents, and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$133,650	$136,168
Restricted cash	1,682	3,601
Restricted cash - for securitization investors	27,882	20,052
Total cash, cash equivalents, and restricted cash shown in the Statement of Cash Flows	$163,214	$159,821

Supplemental disclosure of cash flow information:
Cash paid for interest	$59,910	$107,974
Cash paid for interest - to securitized investors	$22,892	$23,706
Cash paid for income taxes	$52,935	$38,872

Supplemental disclosure of investing and financing non-cash activities:
Capital expenditures included in accounts payable	$6,715	$2,662
ALLIANCE LAUNDRY HOLDINGS INC.
SEGMENT SUMMARY
The following table presents revenue by segment, Segment Adjusted EBITDA and Segment Adjusted
EBITDA Margin:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2026	2025	2026	2025
North America
Segment net revenues	$355,590	$330,742	$1,034,667	$952,156
Segment adjusted EBITDA	$115,246	$95,449	$315,806	$273,027
Segment adjusted EBITDA margin	32.4%	28.9%	30.5%	28.7%
International
Segment net revenues	$105,330	$106,864	$329,895	$322,207
Segment adjusted EBITDA	$26,605	$25,650	$93,111	$91,344
Segment adjusted EBITDA margin	25.3%	24.0%	28.2%	28.3%
Selected financial information for each segment is as follows:

	(Unaudited)
	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
(in thousands)	North America	International	Total	North America	International	Total
Net revenues	$355,590	$105,330	$460,920	$330,742	$106,864	$437,606
Cost of sales(1)	210,644	67,717		204,781	69,896
Other segment items(2)	29,700	11,008		30,512	11,318
Segment Adjusted EBITDA	$115,246	$26,605	$141,851	$95,449	$25,650	$121,099
Reconciling items:
Interest expense, net			(16,565)			(36,952)
Depreciation and amortization			(22,205)			(23,386)
Refinancing and debt related costs			—			(2,425)
Foreign exchange gain/(loss) on intercompany loans, net			2,705			(3,181)
Stock-based compensation			(2,875)			(791)
Strategic transaction costs			(1,848)			(1,132)
Corporate and other			(15,148)			(10,298)
Income before taxes			$85,915			$42,934

	(Unaudited)
	Nine Months Ended September 30, 2026			Nine Months Ended September 30, 2025
(in thousands)	North America	International	Total	North America	International	Total
Net revenues	$1,034,667	$329,895	$1,364,562	$952,156	$322,207	$1,274,363
Cost of sales(1)	629,990	202,904		592,236	198,317
Other segment items(2)	88,871	33,880		86,893	32,546
Segment Adjusted EBITDA	$315,806	$93,111	$408,917	$273,027	$91,344	$364,371
Reconciling items:
Interest expense, net			(52,262)			(121,240)
Depreciation and amortization			(66,928)			(69,344)
Refinancing and debt related costs			(5)			(3,479)
Foreign exchange gain/(loss) on intercompany loans, net			9,173			(23,035)
Stock-based compensation			(8,278)			(2,562)
Strategic transaction costs			(5,069)			(4,176)
Corporate and other			(39,413)			(34,464)
Income before taxes			$246,135			$106,071

(1)Consists of Cost of sales, Cost of sales - related parties and Equipment financing expenses for North America and Cost of sales and Cost of sales - related parties for International.
(2)Other segment items for each reportable segment includes allocated engineering, sales and marketing, information technology, and certain other overhead expenses.
ALLIANCE LAUNDRY HOLDINGS INC.
RECONCILIATION SCHEDULES
The following table presents a reconciliation of Net income to the non-GAAP financial measure adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) and Net income margin to Adjusted EBITDA margin:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2026	2025	2026	2025
Net income	$65,134	$32,896	$190,719	$81,159
Provision for income taxes	20,781	10,038	55,416	24,912
Interest expense, net	16,565	36,952	52,262	121,240
Depreciation and amortization	22,205	23,386	66,928	69,344
Refinancing and debt related costs	—	2,425	5	3,479
Foreign exchange (gain)/loss on intercompany loans, net	(2,705)	3,181	(9,173)	23,035
Stock-based compensation	2,875	791	8,278	2,562
Strategic transaction costs	1,848	1,132	5,069	4,176
Adjusted EBITDA	126,703	110,801	369,504	329,907

Net revenues	460,920	437,606	1,364,562	1,274,363
Net income margin	14.1%	7.5%	14.0%	6.4%
Adjusted EBITDA margin	27.5%	25.3%	27.1%	25.9%
The following table presents a reconciliation of Net income to Adjusted net income:

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Net income	$65,134	$32,896	$190,719	$81,159
Amortization of intangible assets	11,783	12,626	35,307	38,061
Refinancing and debt related costs	—	2,425	5	3,479
Foreign exchange (gain)/loss on intercompany loans, net	(2,705)	3,181	(9,173)	23,035
Stock-based compensation	2,875	791	8,278	2,562
Strategic transaction costs	1,848	1,132	5,069	4,176
Tax effect of add backs	(2,936)	(4,634)	(8,190)	(16,395)
Adjusted net income	$75,999	$48,417	$222,015	$136,077

Net income per share attributable to common stockholders - diluted:	$0.32	$0.19	$0.94	$0.46
Adjusted net income per share attributable to common stockholders - diluted:	$0.38	$0.28	$1.09	$0.78
The following table presents the calculation of last twelve months (LTM) adjusted EBITDA for purposes of calculating Net debt to Adjusted EBITDA:

	(Unaudited)
(in thousands)	Nine Months Ended September 30, 2026	Add: Year Ended December 31, 2025	Less: Nine Months Ended September 30, 2025	LTM September 30, 2026
Net income	$190,719	$101,755	$81,159	$211,315
Provision for income taxes	55,416	36,279	24,912	66,783
Interest expense, net	52,262	150,501	121,240	81,523
Depreciation and amortization	66,928	93,701	69,344	91,285
Refinancing and debt related costs	5	3,679	3,479	205
Foreign exchange (gain)/loss on intercompany loans, net	(9,173)	25,152	23,035	(7,056)
Stock-based compensation	8,278	19,779	2,562	25,495
Strategic transaction costs	5,069	5,627	4,176	6,520
Adjusted EBITDA	$369,504	$436,473	$329,907	$476,070
The following table presents a reconciliation of Debt to Net Debt and Net Debt to Adjusted EBITDA:

	(Unaudited)
(in thousands)	September 30, 2026	December 31, 2025
Term loan	$1,205,000	$1,365,000
Finance lease obligations	133	236
Debt	1,205,133	1,365,236
Less: Cash and cash equivalents	(133,650)	(123,102)
Net debt	$1,071,483	$1,242,134

LTM adjusted EBITDA	$476,070	$436,473
Net Debt to Adjusted EBITDA	2.25x	2.85x